UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2580 Anthem Village Dr. Henderson, NV 89052
(Address of Principal Executive Offices)

(702) 399-9777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On June 24, 2015, Quest Solution, Inc., a Delaware corporation (the “Quest”), and each of its wholly-owned subsidiaries, Quest Marketing, Inc., an Oregon corporation, and Bar Code Specialties, Inc., a California corporation (collectively, the “Borrowers”), amended their existing Credit Agreement (the “Credit Agreement”) dated as of December 31, 2014 with Wells Fargo Bank, National Association (the “Lender”). To the extent not otherwise defined herein, any capitalized terms used in the following paragraphs shall have the meaning given to such capitalized terms in the First Amendment to Credit Agreement (the “First Amendment”), which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The First Amendment provides for the following:

●	an amendment to Section 4.3 of the Credit Agreement, inserting a new clause (c) to Section 4.3, which states that the Loan Parties’ shall maintain a Free Cash Flow measured monthly as of the last day of each month, on a year-to-year-date basis, in an amount no greater than the amounts set forth in the table to the agreement:

●	a one-time extension for delivery of the Loan Parties’ April 2015 and May 2015 financial statements until no later than June 26, 2015; and

●	Lender’s consent to a one-time payment to certain subordinated debt holders.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment as attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 99.1 to Quest’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “Commission”) on January 7, 2015.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

Promissory Notes

In connection with the First Amendment on June 24, 2015, Quest issued subordinated promissory notes (the “Promissory Notes”) to three investors (who are also Quest employees) in the aggregate principal amount of $400,000 in exchange for an aggregate 170,000 shares of Quest’s restricted common stock, par value $0.001 per share (the “Common Stock”). The Promissory Notes accrue interest at six percent (6%) per annum and are payable in twelve (12) equal, monthly installments. The Promissory Notes are due on July 31, 2016. The Promissory Notes are debt obligations arising other than in the ordinary course of business, which constitute direct financial obligations of Quest.

Item 3.02. Unregistered Sales of Equity Securities.

Security Purchase Agreement

On May 19, 2015, Quest entered into a Security Purchase Agreement (the “SPA”) with an accredited investor, who is also a subordinated debt holder and an employee of Quest, pursuant to which Quest issued 667,000 shares of Common Stock in exchange for $200,000.

The Common Stock offered and sold in connection with the Promissory Notes and the SPA (collectively, the “Securities”) were issued in reliance upon an exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The investors were deemed to be “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. Quest did not engage in any public advertising or general solicitation in connection with these transactions, and the investors had access to disclosure of Quest’s business, including reports filed with the Commission and other financial, business and corporate information. Quest believes that the accredited investors obtained any information regarding Quest that they requested, received answers to any questions posed and otherwise understood the risks of accepting the Securities for investment purposes.

To the extent required by Item 3.02 of Form 8-K, the information contained under the heading “Promissory Notes” in Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated June 24, 2015, by and among Quest Solution, Inc., the Borrowers and the Lender.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015

QUEST SOLUTION, INC.

By:	/s/ Scot A. Ross
Scot A. Ross
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated June 24, 2015, by and among Quest Solution, Inc., the Borrowers and the Lender.

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